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                      METROPOLITAN FINANCIAL CORPORATION
                          DIRECTORS' RETIREMENT PLAN



1.  Description
    ___________

    1) Name. The name of the Plan is the "Metropolitan Financial Corporation Directors' Retirement Plan."

    2) Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by assisting the Company in attracting and retaining Directors of outstanding ability through payment of benefits to eligible Directors for a period after they cease to be Directors equal to their Period of Service on the Board.

    3) Type. Benefits under the Plan relate solely to service performed by a Director as a Director and compensation for such service and not to status as an officer or employee of the Company or any Affiliate. To the extent ERISA is applicable to the Plan, the Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 302(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA by operation of section 4021(b)(6) thereof. The Plan will be construed and administered in a manner that is consistent with and gives effect to such intent.



2.  Definitions, Construction and Interpretations
    _____________________________________________

The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise requires.

    1)  Affiliate.  "Affiliate" is:

        (a) any corporation at least a majority of whose securities having ordinary voting power for the election of directors is owned directly or indirectly by the Company; or

        (b) any other form of business entity in which the Company, by virtue of a direct or indirect ownership interest, has the right to elect a majority of the members of such entity's governing body.

    2) Annual Retainer. "Annual Retainer" is the annual base cash fee payable by the Company to a non-employee Director for service as a Director, plus any other elements of compensation payable to a Director for service as a Director (including service on any committee of the Board) specified in a written resolution adopted by the Board, determined in each case without regard to any deferral election by a Director.

    3)  Board.  "Board" is the Board of Directors of the Company.
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    4)  Change in Control.

        (A)  "Change in Control" is any of the following:

             (1) the sale, lease, exchange or other transfer, directly or indirectly, of all or substantially all of the assets of the Company, in one transaction or in a series of related transactions, to any person;

             (2) the approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

             (3) any person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of (a) 20 percent or more, but not more than 50 percent, of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors, unless the transaction resulting in such ownership has been approved in advance by the continuity directors or (b) more than 50 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

            (4) a merger or consolidation to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) immediately following the effective date of such merger or consolidation of securities of the surviving company representing (a) 50 percent or more, but not more than 80 percent, of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors, unless such merger or consolidation has been approved in advance by the continuity directors, or (b) less than 50 percent of the combined voting power of the surviving corporation's then outstanding securities ordinarily having the right to vote at elections of directors (regardless of any approval by the continuity directors);

            (5) the continuity directors cease for any reason to constitute at least a majority of the Board; or

            (6) a change in control of a nature that is determined by outside legal counsel to the Company to be required to be reported (assuming such event has not been "previously reported") pursuant to section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement.

         (B)  For purposes of this section:

              (1) a "continuity director" means any individual who is a member of the Board on the Effective Date while he or she is a member of the Board, and any individual who subsequently becomes a member of
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the Board whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors who are continuity directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director without objection to such nomination);

              (2) "Exchange Act" is the Securities Exchange Act of 1934, as amended from time to time; and

              (3) "person" includes any individual, corporation, partnership, group, association or other "person," as such term is defined in section 14(d) of the Exchange Act, other than (a) the Company; (b) any Affiliate; or (c) any benefit plan sponsored by the Company or an Affiliate.

    5) Code. "Code" is the Internal Revenue Code of 1986, as amended from time to time.

    6)  Company. "Company" is Metropolitan Financial Corporation.

    7) Cross References. References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

    8) Director. "Director" is an individual who (a) is a member of the Board pursuant to Section 6 of the Company's Restated Certificate of Incorporation or any successor provision of the Restated Certificate of Incorporation, as it may be amended from time to time, and (b) was not, on the Effective Date, both a member of the Board and an employee of the Company.

    9)  Effective Date.  "Effective Date" is defined in Section 4.1.

    10) ERISA. "ERISA" is the Employee Retirement Income Security Act of 1974, as amended from time to time.

    11) Governing Law. To the extent that state law is not preempted by the provisions of ERISA or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of laws rules of the State of Minnesota or of any other jurisdiction

    12) Headings. The headings of articles and sections are included solely for convenience of reference; if there is a conflict between the headings and the text of the Plan, the text controls.

    13) Number and Gender. Wherever appropriate, the singular number may be read as the plural, the plural may be read as the singular, and one gender may be read as the other gender.

    14)  Period of Service.
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         (A)  "Period of Service" with respect to a Director is, subject to Subsections (B) and (C), the sum of:

              (1) the total number of complete calendar months, before and after the Effective Date, during which he or she was a Director and was not an employee of the Company or any Affiliate, plus

              (2) the total number of complete calendar months prior to March 1, 1985 during which he or she was a director of Metropolitan Federal Bank, fsb, Metropolitan Federal Savings and Loan Association of Fargo, Metropolitan Savings and Loan Association or Metropolitan Building and Loan Association (a "Predecessor") and was not an employee of the Predecessor or any entity that would be an Affiliate if "Predecessor" were substituted for "Company" in Section 2.1 (a "Predecessor Affiliate").

         (B) The Period of Service with respect to a Director who was a Director on the Effective Date is, subject to Subsection (C), the total number of complete calendar months, before and after the Effective Date, during which he or she was a Director or a director of a Predecessor, including such months during which he or she was employed by the Company, an Affiliate, a Predecessor or a Predecessor Affiliate.

         (C) A Director's Period of Service does not include any service on the board of directors of any entity acquired by either the Company, an Affiliate, a Predecessor or a Predecessor Affiliate or any service on the Board after a Change in Control.

    15)  Plan.  "Plan" is the Metropolitan Financial Corporation
Directors' Retirement Plan set forth in this instrument, as it may be amended from time to time.



3.  Benefits
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    1)  Eligibility.  A Director will become eligible to receive a benefit under the Plan upon the earlier to occur of:

       (a) his or her ceasing to be a Director after the Effective Date, other than due to his or her death or removal for cause, following

            (1) his or her completion of a Period of Service of at least 60 complete calendar months, or

            (2) the date of the annual meeting of the stockholders of the Company that is the fifth annual meeting after the annual meeting at which he or she was elected to the Board if he or she has served on the Board continuously since such election; or

       (b)  a Change in Control after the Effective Date.
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    2.  Benefit.

    (A) Amount. Except as otherwise expressly provided in the Plan, a Director or former Director who becomes eligible to receive a benefit pursuant to Section 3.1 will receive a monthly cash benefit equal to one-twelfth of the Annual Retainer at the rate in effect immediately prior to the date on which he or she becomes eligible for the benefit.

    (B) Period. Except as otherwise expressly provided in the Plan, the benefit will begin on a date, selected by the Company, during the first month following the month in which the Director or former Director becomes eligible for the benefit and will continue to be paid on or around the same date during each of the following months until the number of months during which the benefit has been paid equals the number of complete calendar months within his or her Period of Service.

    (C)  Change in Control.

         (1) Basic Payment. Notwithstanding Subsections (A) and (B), if a Director becomes eligible to receive a benefit upon the occurrence of a Change in Control pursuant to clause (b) of Section 3.1 or upon the occurrence of a Change in Control during the period described in Subsection (B) with respect to a former Director, the benefit, or the remainder of the benefit, will be paid to the Director or former Director in a single lump sum cash payment not later than ten days after the occurrence of the Change in Control. The amount of the payment will be equal to the present value of the monthly benefit to which the Director or former Director would otherwise be entitled, determined by applying the same actuarial factors that would then be used to determine a lump sum benefit of $3500 or less under the Metropolitan Federal Bank Employees' Pension Plan (or any successor thereto) as then in effect.

         (2) Gross-Up Payment. Following a Change in Control, the Company will cause its independent auditors promptly to review, at the Company's sole expense, the applicability of the excise tax pursuant to Code section 4999 to payments pursuant to the Plan. If the auditors determine that any payment or distribution of any type by the Company or an Affiliate to or for the benefit of a Director or former Director, whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise (the "Total Payments"), would be subject to the excise tax under Code section 4999 or any comparable tax under state or local law, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are collectively referred to as the "Excise Tax"), in addition to the payment described in clause (1), the Company will make a cash payment (a "Gross-Up Payment") to the Director or former Director within ten days after such determination equal to an amount such that after payment by the Director or former Director of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Director or former Director would retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Total Payments. For purposes of the foregoing determination, the Director's or former Director's tax rate will be deemed to be the highest statutory marginal state and federal tax rate (on a combined basis) then in effect. If no determination by the Company's auditors is made prior to the time a tax return reflecting the Total Payments is required to be filed by the Director or former Director, he or she will be entitled to receive from the Company a Gross-Up Payment calculated on the basis of the Total Payments he or she reported on such tax return, within ten days after the later of the filing of such tax return or the Company's receipt of a copy of the return. In all events, if any tax authority determines that a greater Excise Tax should be imposed upon the Total Payments than is determined by the Company's independent auditors or reflected on the Director's or
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former Director's tax return pursuant to this clause (2), the Director or former Director is entitled to receive from the Company the full Gross-Up Payment calculated on the basis of the amount of Excise Tax determined to be payable by such tax authority within ten days after the Company's receipt of a copy of such determination. If the Director or former Director is entitled to any payment under any other plan or policy of or agreement with the Company or an Affiliate and such plan, policy or agreement provides for a gross-up payment with respect to Excise Tax, the Company will coordinate payment under this clause (2) and the other gross-up provision solely to the extent necessary to avoid double payment.

    3. Nondeductibility. If the Company determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Director or former Director for a taxable year of the Company would not be deductible by the Company solely by reason of the limitation under Code section 162(m), solely to the extent deemed necessary by the Company to ensure that the entire amount of any payment to the Director or former Director pursuant to the Plan prior to the Change in Control is deductible, the Company may defer all or any portion of the payment. Upon the occurrence of a Change in Control, the aggregate amount of payments deferred pursuant to this Section 3.3 will be added to the amount of the lump sum payment made to the Director or former Director pursuant to Section 3.2(C).

    4. Death Benefits. If a former Director dies before the end of the period described in Section 3.2(B), his or her benefits will be paid through the month during which his or her death occurs and no further benefits will be payable under the Plan with respect to the former Director to any person. If a Director or former Director dies after the occurrence of a Change in Control but before receiving the lump sum payment to which he or she is entitled pursuant to Section 3.2(C), the payment will be made to his or her estate not later than the date on which it was required to have been made to the former Director and no further benefits will be payable under the Plan with respect to the former Director to any person. Except as provided in this Section 3.4, no benefits will be payable with respect to a former Director after his or her death.

    5. Termination of Benefits. No further benefits will be payable under the Plan to any former Director following the date, prior to a Change in Control, on which the Board determines that the former Director has: (a) acted as a director, officer, stockholder or employee of or consultant to any bank, savings and loan association, credit union or similar thrift, savings bank or institution within a 100-mile radius of any branch of any insured depository institution owned, directly or indirectly, by the Company as of the date the former Director began to receive benefits under the Plan (unless the former Director was acting in such capacity while he or she was a Director with the written approval of the Board); or (b) alone or as a partner, director, officer, stockholder or employee of or consultant to any entity, solicited or attempted to solicit, directly or indirectly, (i) any employee of the
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Company or an Affiliate to terminate his or her employment relationship with the Company or Affiliate, or (ii) any savings and loan, banking or other business in which the Company or any Affiliate was engaged as of the date the former Director began to receive benefits under the Plan from any individual or entity that is or was a client, employee or customer of the Company or an Affiliate. For purposes of this Section 3.5, a former Director will not be considered to be a "stockholder" if he or she owns, directly and indirectly, less than five percent of the combined voting power of a corporation's outstanding equity securities which are traded on a nationally recognized securities exchange or on the NASDAQ National Market System.

    6. Suspension. If a former Director who is receiving benefits under the Plan pursuant to Section 3.1(a) again becomes a Director, payment of his or her benefits will be suspended until he or she again becomes eligible to receive a benefit pursuant to Section 3.1. The amount of the monthly benefit following resumption will be equal to one-twelfth of the Annual Retainer at the rate in effect immediately prior to the date on which he or she again becomes eligible to receive the benefit. The benefits will be payable for a period equal to the number of complete calendar months within his or her Period of Service, reduced by the number of months during which benefits were paid prior to his or her again becoming a Director.

7. Facility of Payment. If the Company determines that a Director or former Director entitled to benefits under the Plan is under legal disability or is otherwise unable to receive or acknowledge receipt of any benefit payment, the Company may pay the benefit to his or her spouse, parent or adult child or to any other person whom the Company determines to have assumed responsibility for the Director's or former Director's financial affairs. The Company is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan to the extent of the payment.



4.  Establishment, Amendment and Termination
    ________________________________________

    1. Effective Date. The Plan will become effective upon its approval by the stockholders of the Company at the annual meeting to be held on May 4, 1994. No Director will acquire any rights under the Plan until the Plan has been so approved.

    2. Applicability to Certain Former Directors. The Plan does not apply to any former Director who ceased to be a Director before the Effective Date unless he or she (a) again becomes a Director on or after the Effective Date, (b) otherwise becomes eligible to receive a benefit under the Plan and (c) is not eligible to receive similar benefits with respect to his or her service as a Director or an emeritus director under any other plan or policy of, or agreement with, the Company or an Affiliate.

    3. Amendment. Subject to Section 4.5, the Company reserves the right to amend the Plan at any time to any extent that it deems advisable.  Each amendment must be stated in a written instrument approved by the Board or any committee or individual authorized to act on the Board's behalf.
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    4.  Termination.

    (A) Subject to Section 4.5, the Company reserves the right to terminate the Plan at any time prior to a Change in Control by resolution of the Board. In conjunction with the termination of the Plan, any benefits that are otherwise payable to any former Director will, subject to Section 3.3, be paid in the form of a single lump sum cash payment made on or as soon as administratively practicable after the effective date of the termination. The amount of the lump sum payment will be determined in accordance with Section 3.2(C)(1).

    (B) The Plan will terminate upon the payment of all benefits pursuant to Section 3.2(C) following the occurrence of a Change in Control.

    5.  Restrictions.

    (A) Except as provided in Section 4.4(A), an amendment or termination of the Plan prior to a Change in Control may not decrease the amount or change the form or timing of the benefit payable to any former Director who, prior to the later of (1) the effective date of the amendment or termination or (2) the date of the written instrument or Board action, as the case may be, has become eligible to receive a benefit pursuant to clause (a) of Section 3.1.

    (B) Upon the occurrence of a Change in Control, the Plan may not be amended without the written consent of each Director or former Director who could be affected by the amendment.


5.  Miscellaneous
    _____________

    1.  Administration.

        (A) The Board has discretionary power and authority to interpret, construe, apply, enforce and otherwise administer the Plan and act on behalf of the Company. The Board may delegate such power and authority to any individual or committee. Any action taken in good faith by the Board or its delegates prior to a Change in Control is binding and conclusive on all interested parties. No member of the Board will participate in any manner in any Board decision regarding his or her benefit.

        (B) Any decision by the Board denying a claim by a Director or former Director for benefits under the Plan will be stated in writing and delivered or mailed to the Director or former Director. Each such notice will set forth the specific reasons for the denial. The Board will afford a reasonable opportunity to the Director or former Director for a full and fair review of the decision denying such claim.

        (C) Any act or failure to act by the Company, the Board or its delegate or any waiver of any right or failure to enforce any provision of the Plan with respect to a Director or former Director is unique to that Director or former Director and in no way modifies or amends, or
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limits or impairs the rights of the Company or Board or its delegate to enforce, the terms of the Plan with respect to any other Director or former Director.

    2.  Disputes.

        (A) Any dispute between the Company and a Director or former Director (or any person making a claim for a benefit on his or her behalf) regarding this Plan that is not satisfactorily resolved by negotiation will be resolved exclusively by arbitration, by a panel of three arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any arbitration proceeding will be held in Minneapolis, Minnesota.

        (B) In connection with any dispute arising before a Change in Control, the Director or former Director (or the person making the claim on his or her behalf) is responsible for paying any costs he or she incurs, including attorney's fees and legal expenses, and the Company is responsible for paying any costs it incurs, including attorney's fees and legal expenses. In connection with any dispute arising after a Change in Control, the Company is responsible for paying all costs of both parties, including attorney's fees and expenses.

    3. Source of Payment. Benefits payable under the Plan will be paid only from the general assets of the Company. No person has any right to or interest in any specific assets of the Company by reason of the Plan.
 To the extent benefits under the Plan are not paid when due, the rights of the person to whom they are due to receive such benefits are no greater than the rights of any unsecured general creditor of the Company.

    4. Non-assignability of Benefits. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any charge or legal process and any attempt to do so is void. No rights or benefits under the Plan may in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any Director or former Director and, to the full extent permitted by law, the rights of any Director or former Director are not subject in any manner to attachment or other legal process for the Director's or former Director's obligations.

    5. Withholding and Offsets. The Company retains the right to withhold from any benefit payment under the Plan any and all income, employment, excise and other tax as the Company deems necessary and, prior to but not after a Change in Control, the Company may offset against amounts payable to a former Director under the Plan any amounts then owing to the Company or any Affiliate by the former Director.

    6. Other Benefits. Amounts paid pursuant to the Plan do not constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of the Company or any Affiliate unless otherwise expressly provided thereunder.

    7.  No Right to Continued Service.
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       (A)  Nothing in the Plan confers on any Director any right to continued service as a Director or limits the right of the Company, acting through the Board or otherwise, to terminate or otherwise modify in any manner the service of the Director or decrease, eliminate or change the form of payment of his or her compensation from the Company for service as a Director.

       (B) With respect to any Director who is also an employee of the Company or any Affiliate, nothing in this Plan confers on the Director the right to continued employment or limits the right of the Company or Affiliate to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with the Director in his or her capacity as an employee.

    8. Successors. The Plan will be binding on and inure to the benefit of the successors of the Company and the Directors or former Directors.